Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (Nos. 333-183483 and 333-143786) on Form S-8 and (No. 333-187801) on Form S-3 of Cyclacel Pharmaceuticals, Inc. of our report dated March 31, 2015, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Cyclacel Pharmaceuticals, Inc. for the year ended December 31, 2014.
/s/ McGladrey LLP
New York, NY
March 31, 2015